Lexaria’s Technology Demonstrates Positive Test Results for Nitric Oxide

Kelowna, BC / January 20, 2016 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is very pleased to announce study data from human subjects demonstrating significant elevation of systemic nitric oxide levels as a surrogate biomarker for cannabidiol (CBD) bioabsorption in response to ingestion of Lexaria's products.

As previously announced, the study was undertaken to provide clinical support for the CBD bioavailability enhancing properties of Lexaria's patent-pending technology, on the premise that bioavailable CBD is known to elevate levels of the endocannabinoid anandamide in the human body which, in turn, stimulates release of nitric oxide in the vascular system.

Summary: consuming Lexaria and ViPova food products resulted in elevated levels of nitric oxide within the body. The results of the study indicated that all Lexaria and ViPova food products elicited significant increases in salivary nitric oxide, achieving levels from 110 µM to as high as 220 µM in the test subjects. The beverage products generally had faster initial responses in as little as 15 minutes after product ingestion, whereas the initial responses from the protein-energy bars required 30 minutes. The faster response time with the beverage products was to be expected, given the relative ease of digesting liquids versus solids. All products sustained their maximum levels of nitric oxide detection through to the 60 minute end-points used in the study, indicating a need for additional study to determine the length of time that nitric oxide levels remain elevated following production consumption.

The study assessed six flavors of ViPova™ tea (Yunan Black, Herbal Cherry Black, Earl Grey, Herbal Bengal Chai, Herbal Masala Chai and Decaf English Breakfast), ViPova™ Columbian Supremo Coffee, ViPova™ Hot Chocolate and Lexaria Energy Foods’ Chocolate Berry Date and Cashew Berry Date protein-energy bars.

Six healthy human subjects (3 male and 3 female) between the ages of 22 and 65 years of age were recruited for the study. Subjects were screened for cardiovascular and allergic response to hemp products, were non-smokers and did not have any history of substance or alcohol abuse. One product was studied per day across all six subjects, with each subject consuming a full product serving size. Subjects were required to refrain from eating food or using vape products for at least 12 hours before test article administration on each day of the study. Nitric oxide levels in the test subjects were assessed using a commercially available, colorimetric test kit designed to quantify systemic nitric oxide via a detectable salivary marker. Immediately before test article administration each day, all subjects were required to demonstrate a negative baseline nitric oxide saliva test. Subjects were considered to have a negative test strip reading at a level of 20 µM according to the test strip scale, and positive readings anywhere above this. Subjects performed salivary nitric oxide testing at 15, 30, 45 and 60 minutes post-consumption of each product. All subjects remained sedentary from baseline through to the completion of testing for each product.

”I am very pleased with the performance of our patent-pending technology in our first formal study in human subjects,” said John Docherty, President. “This study provides further evidence of the cannabinoid bioavailability enhancing properties of our core technology and complements our 2015 in vitro study findings which demonstrated as high as a 499% increase in CBD bioabsorption relative to controls in human intestinal tissues." The positive findings not only provide clinical evidence of pronounced cannabidiol bioavailability from the Lexaria Energy Foods and ViPova™ products tested, but also have greater implications for the overall health and wellness applicability of the products. Elevated levels of nitric oxide in the body have been shown to have many benefits ranging from anti-infective properties to athletic performance and endurance enhancing effects. Nitric oxide is a potent vasodilator, causing increased flow of oxygen and nutrients to tissues and simultaneous increased removal of toxins from tissues such as lactic acid which accumulates due to intense physical activity. The present study, therefore suggests that the products tested could have numerous health applications associated with stimulation of nitric oxide production in the human body, in addition to the other medicinal effects of cannabinoid administration in general.

More detailed data from the results of the Lexaria experiments are available under strict confidentiality and non-compete agreements to potential industry partners such as those who wish to license our proprietary technology to improve the bioavailability of key ingredients within their products while simultaneously enhancing their firm’s profitability.

Lexaria also reminds stakeholders that the same technology used to enhance the absorption of CBD in its studies to-date, is applicable to THC, nicotine, NSAIDs and other lipophilic compounds that are widely used today.

The present study was conducted under the expert direction of Dr. Michelle Reillo, co-founder of PoViva LLC and co-inventor of Lexaria's patent-pending core technology. Lexaria is investigating the possibility to pursue publication of its findings in a reputable scientific journal.

About Lexaria

Lexaria is a food sciences company focused on the delivery of active compounds that can behave as superfoods through its proprietary infusion technologies. Lexaria’s technology enables higher bioavailability rates for CBD; THC; NSAIDs; Nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health. www.lexariaenergy.com About ViPovaTM

ViPovaTM uses only legal hemp oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of hemp oil within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for hemp oil/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: the potential industry-changing achievement as a results of the laboratory test findings, that the in vitro findings provide compelling evidence of the future intestinal absorption enhancing capabilities of the technology, that the Company may become a leader in the development of potentially a wide range of product lines with enhanced gastro-intestinal absorption performance capabilities, that bioavailability testing in animals is likely to yield even stronger absorption results in the presence of natural intestinal fluid conditions, or that the technology will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that additional testing will continue to result in any improvement in absorption versus controls. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. There is no assurance that any person will experience an increase in nitric oxide levels following consumption of a Lexaria or ViPova food product, nor that any increase in nitric oxide levels will result in any positive health outcome. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

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